VOTING PROXY


      Transition Partners, Limited ("TPL") hereby appoints Luis R. Lopez as its true and lawful attorney to act in its name, place, and stead in respect of (a) all of the undersigned's shares of the Common Stock of Reaads Medical Products, Inc., a Delaware corporation ("Reaads"), (b) all of the shares of the Common Stock of Gray Wolf Technologies, Inc., a Nevada corporation ("Gray Wolf"), which TPL will receive in exchange for its shares of Reaads as a result of a merger between Reaads and Gray Wolf Acquisition Corp., and (c) all shares of Reaads, Gray Wolf, or any resulting corporation (collectively, hereafter the "Corporation") that TPL may hereafter acquire (i) in connection with any stock dividend, stock split, or share combination of the Corporation or any recapitalization or merger of the Corporation or (ii) as a result of the reincorporation of the Corporation under the laws of another state, including, without limitation, the right to call pursuant to the provisions of the Certificate of Incorporation, of the Corporation (the "Charter"), or Bylaws and as permitted by law, a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation, the liquidation and dissolution of the Corporation, the merger or consolidation of the Corporation and any amendments to the Charter or Bylaws of the Corporation; giving and granting to said attorney full power and authority to exercise all voting rights with respect to the shares subject to this Voting Proxy, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that said attorney shall do or cause to be done by virtue hereof.

      This Voting Proxy is coupled with an interest and shall not be revocable or revoked by the undersigned, and shall be binding upon the undersigned, its representatives, heirs, successors and assigns. This Proxy shall remain in effect until May 21, 2000. Notwithstanding the foregoing, his Voting Proxy will earlier terminate as to a share of stock subject hereto effective upon the sale, assignment, pledge or other transfer of such share to any third party who is not affiliated, directly or indirectly, with TPL.

      IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this 28 day of May, 1998.



                                    TRANSITION PARTNERS, LIMITED


                                    By:   /s/ Terrence Schreier
                                       -----------------------------------------

                                    Its:      Manager
                                        ----------------------------------------